UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ENFUSION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Enfusion, Inc.
125 South Clark Street, Suite 750
Chicago, IL 60603

SUPPLEMENT TO PROXY STATEMENT FOR

2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2023

On May 1, 2023, Enfusion, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). This supplement (the “Supplement”) is being filed to correct an inadvertent error relating to the record date for the Annual Meeting and the number of shares of the Company’s Class A common stock and Class B common stock outstanding on such date.

The Proxy Statement previously stated the record date for the Annual Meeting was April 24, 2023, and that as of such date there were 74,242,468 shares of the Company’s Class A common stock outstanding and 41,198,767 shares of the Company’s Class B common stock outstanding.

This Supplement supplements and amends the Proxy Statement, as appropriate, to state the record date was April 27, 2023 and to indicate that, as of such date, there were 75,067,791 shares of the Company’s Class A common stock outstanding and 41,198,767 shares of the Company’s Class B common stock outstanding.

Except as specifically supplemented or amended by the information provided herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. The Proxy Statement contains important information, and this Supplement should be read in conjunction with the Proxy Statement.

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